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                                                                   Exhibit 10.14

The D.A.R. Group                         Jet Aviation Trading, Inc.
30 Broad Street, 43rd Floor              15657 N.W. 15th Avenue
New York, NY 10005                       Miami, FL 33169

Gentlemen:

     The undersigned has dispositive power with respect to the number of shares of common stock, par value $.001 per share (the "Common Stock"), of Jet Aviation Trading, Inc., a Florida corporation (the "Company"), listed below (the "Shares"). The undersigned understands that the Company has filed a Registration Statement with the Securities and Exchange Commission whereby a total of 2,969,000 shares of the Company's common stock will be registered for sale (the "Offering Shares"). Included in the Offering Shares are 1,000,000 shares of Common Stock issuable upon the exercise of the Company's $4.50 Common Stock Purchase Warrants (the "Warrants"). The undersigned understands that the Company proposes to enter into an agreement with The D.A.R. Group, ("DAR"), with respect to the exercise of the Warrants. Under the terms of the agreement, it is a condition to DAR's obligation thereunder that the undersigned agree to certain restrictions on the disposition of the Offering Shares.

     The undersigned recognizes the benefits to both the Company and the undersigned that are expected to result from the exercise of the Warrants.

     In consideration of such benefits the undersigned agrees, for the benefit of the Company and DAR, not to offer, sell, contract to sell or otherwise dispose of any of the Offering Shares or other securities convertible into Common Stock for one year after the effective date of the Company's registration statement, except through bona fide gifts or private sales to persons who agree in writing with DAR to be bound by this restriction, without DAR's prior written consent.

     This agreement shall be binding upon the undersigned and their heirs, executors, administrators, successors and assigns of the undersigned.

                                          Very truly yours,

                                          ______________________________
                                          Signature
Shares as to which the
Undersigned has dispositive power
                                          Print Name:

                                          Dated: ________________________

If Shares are held by an entity:          Name of Entity:

                                          Title of Signer: